EXHIBIT 99.2

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SUPERIOR GALLERIES, INC.

SPECIAL MEETING OF STOCKHOLDERS
●, 2007
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, a stockholder of Superior Galleries, Inc., a Delaware corporation, hereby appoints WILLIAM H. OYSTER and S. SCOTT WILLIAMSON, or any of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the shares of Superior Galleries, Inc. common stock held of record on February __, 2007, by the undersigned at the Special Meeting of Stockholders to be held on ●, 2007 or any adjournment or postponement thereof as follows on the reverse side of this proxy card. Unless a contrary direction is indicated, this proxy will be voted for Proposal 1, Proposal 2 and Proposal 3 as specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

1. APPROVAL OF MERGER. To adopt and approve the Amended and Restated Agreement and Plan of Merger and Reorganization, entered into as of January 6, 2007, by and among DGSE Companies, Inc., DGSE Merger Corp., a wholly-owned subsidiary of DGSE, Superior Galleries, Inc., and Stanford International Bank Ltd., as stockholder agent, and to approve the merger and reorganization contemplated thereby.
		For ☐	Against ☐	Abstain ☐

2. To irrevocably appoint Stanford International Bank Ltd., including its successors as stockholder agent, as the exclusive agent, attorney-in-fact and representative of Superior stockholders under the merger agreement and related escrow agreement.

		For ☐	Against ☐	Abstain ☐
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.	3. To adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals.	For ☐	Against ☐	Abstain ☐

PLEASE MARK BOX IF YOU PLAN TO ATTEND THE MEETING è	☐
Please be sure to sign and date the Proxy in the box below	Date

Stockholder sign above	Co-holder (if any) sign above

Note: Please sign exactly as your name or names appear on this Proxy; when shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such if the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such if signer is a partnership, please sign in partnership name by authorized person.

é Detach above card, sign, date and mail in postage paid envelope provided. é

SUPERIOR GALLERIES, INC.

PLEASE ACT PROMPTLY SIGN, DATE MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.